                          J.P. MORGAN SECURITIES INC.
                            THE CHASE MANHATTAN BANK
                                270 Park Avenue
                            New York, New York 10017



                                                                   June 29, 2001



Sara Lee Corporation
Three First National Plaza
Chicago, Illinois 60602-4260

Attention:  Ms. Diana Ferguson
            Vice President and Treasurer



                             Sara Lee Corporation
                             --------------------
        $3,000,000,000 of Senior Unsecured Revolving Credit Facilities
        ---------------------------------------------------------------
                               Commitment Letter
                               -----------------

Ladies and Gentlemen:

          Sara Lee Corporation (the "Borrower") has advised The Chase Manhattan Bank ("Chase") and J.P. Morgan Securities Inc. ("JPMorgan") that it intends to acquire all the outstanding common stock of The Earthgrains Company ("Earthgrains") by means of a cash tender offer (the "Offer") and a subsequent merger, for an aggregate purchase price of approximately $3,000,000,000 (including the assumption of certain indebtedness of Earthgrains), pursuant to an acquisition agreement to be entered into between the Borrower or a subsidiary thereof and Earthgrains prior to the commencement of the Offer (the "Acquisition Agreement"). Such acquisition and all related transactions are referred to herein as the "Acquisition". In connection with the foregoing, you have advised Chase and JPMorgan that you wish to establish senior unsecured revolving credit facilities in an aggregate principal amount of $3,000,000,000 (the "Facilities"), consisting of the "364-Day Facility" and the "Bridge Facility" referred to in the Term Sheet, to finance the Acquisition (or provide liquidity in connection with an issuance and sale of commercial paper to finance the Acquisition), to refinance certain indebtedness of the Borrower and Earthgrains, to pay related fees and expenses and for general corporate purposes. It is contemplated that the terms of the Facilities will be substantially as set forth in the Summaries of Terms and Conditions (the "Term Sheets") attached as Exhibits A and B hereto.

          Chase is pleased to advise you of its commitment to provide the entire amount of the Facilities, subject to the conditions set forth or referred to herein and in the Term Sheets. You hereby engage JPMorgan, and JPMorgan hereby confirms its willingness, (a) to act as joint lead arranger and joint bookrunner for the 364-Day Facility and (b) to act as sole lead arranger and sole bookrunner for the Bridge Facility, in each case upon the terms and subject to the conditions set forth or referred to in this Commitment Letter and in the Term Sheets. You hereby engage Chase, and Chase hereby confirms its willingness, to act as sole administrative agent for the Facilities upon the terms and subject to the conditions set forth or referred to in this Commitment Letter and in the Term Sheets. It is contemplated that one other financial institution mutually acceptable to the Borrower and JPMorgan will be awarded the titles of joint lead arranger and joint bookrunner for the 364-Day Facility, and that one or more other financial institutions mutually acceptable to the Borrower and JPMorgan will be awarded other agency titles for the

Facilities, but that none of the financial institutions referred to in this sentence will have any role or responsibilities in connection with the arrangement, syndication or documentation of the Facilities. It is agreed that Chase and JPMorgan, in consultation with you, will perform all functions and exercise all authority customarily performed and exercised by them in such roles.

          Chase reserves the right, prior to or after the execution of definitive documentation for the Facilities, to syndicate all or a portion of each of its commitment hereunder to one or more financial institutions selected as provided below that will become parties to such definitive documentation pursuant to a syndication to be managed by JPMorgan (the financial institutions that will become parties to such definitive documentation being collectively called the "Lenders"); provided, that Chase and JPMorgan shall in no event commence syndication efforts or disclose the Acquisition to any prospective Lender prior to the public announcement of the Acquisition by you. Upon the acceptance of commitments from other Lenders, Chase will be released from corresponding amounts of its commitment hereunder. You understand that JPMorgan intends to commence syndication efforts promptly upon the execution of this Commitment Letter, and you agree actively to assist JPMorgan in completing a syndication satisfactory to it. Such assistance shall include (a) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing lending relationships, (b) direct contact between senior management and advisors of the Borrower, Earthgrains and the proposed Lenders, (c) assistance in the preparation of a Confidential Information Memorandum and other marketing materials to be used in connection with the syndication and (d) the hosting, with JPMorgan, of one or more meetings of prospective Lenders, if appropriate.

          JPMorgan, in consultation with the Borrower, and subject to the next sentence, will manage all aspects of the syndication, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. JPMorgan will syndicate the Facilities initially only to financial institutions that are parties to the Borrower's existing credit agreements. To the extent JPMorgan believes it necessary to syndicate to other financial institutions in order to ensure a successful syndication, JPMorgan will approach only such financial institutions as shall have been approved by the Borrower (such approval not to be unreasonably withheld). To assist JPMorgan in its syndication efforts, you agree promptly to provide such financial and other information with respect to the Borrower and its subsidiaries, Earthgrains and its subsidiaries, the Acquisition and the other transactions contemplated hereby, as JPMorgan shall reasonably request, it being understood that JPMorgan will endeavor, in determining the information to be disclosed to prospective Lenders, to take into account any concerns you may express as to the disclosure of confidential information to the extent consistent, in its judgment, with its legal responsibilities and the achievement of a successful syndication. You hereby represent and covenant that (a) all information and data concerning the Borrower, Earthgrains, their respective subsidiaries, the Acquisition and the other transactions contemplated hereby (the "Information"), other than any financial projections or other forward looking information ("Projections"), that have been made or will be made available to Chase or JPMorgan by you or any of your representatives in connection with the transactions contemplated hereby will, when furnished, and taken as a whole, be true and correct in all material respects and will not, when furnished, and taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) any Projections that have been or will be made available to Chase or JPMorgan by you or any of your representatives in connection with the transactions contemplated hereby have been or will be prepared in good faith based upon assumptions believed by you to be reasonable in all material respects. In the event any event or circumstance shall come to your attention that shall result in the Information or the projections being incorrect or misleading in any material respect, you agree promptly to disclose such event or circumstance to Chase and JPMorgan. In arranging the Facilities, including the syndication of the Facilities, Chase and JPMorgan will be using and relying primarily on the Information and any Projections without independent verification thereof.

          As consideration for Chase's commitment hereunder and JPMorgan's agreement to structure, arrange and syndicate the Facilities and to provide advisory services in connection therewith, you agree to pay to Chase the nonrefundable fees set forth in the Term Sheets and in the Fee Letter dated the date hereof and delivered herewith (the "Fee Letter"). Chase's commitment hereunder is subject to the agreements set forth in this paragraph.

          Chase's commitment hereunder is subject to (a) its reasonable satisfaction with the terms of and the documentation providing for the Acquisition, (b) there not having occurred or come to the attention of Chase since March 31, 2001, in the case of the Borrower, or January 2, 2001, in the case of Earthgrains, any material adverse change in the business, assets or condition of the Borrower and its subsidiaries taken as a whole or Earthgrains and its subsidiaries taken as a whole; (c) the negotiation, execution and delivery of definitive credit documentation for the Facilities mutually satisfactory to the Borrower and Chase and substantively the same as the Existing Credit Agreement (as defined therein) as contemplated by the Term Sheet; (d) there not having occurred and being continuing a material adverse change in financial, banking or capital market conditions generally since the date hereof that, in JPMorgan's good faith judgment, would be likely to have a material adverse effect on the syndication of the Facilities; (e) JPMorgan's satisfaction that, prior to the earlier of (i) the closing of the Facilities and
(ii) the 60th day after the Acquisition shall have been publicly announced by you, there shall be no competing offering, placement or arrangement of any commercial bank or other credit facilities of the Borrower or its subsidiaries or Earthgrains or its subsidiaries and (f) the other conditions specifically referred to in the Term Sheets.

          You agree (a) to indemnify and hold harmless each of Chase, JPMorgan, their affiliates and the respective officers, directors, employees, advisors and agents of the foregoing persons (each, an "indemnified person") from and against any and all losses, claims, damages and liabilities to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the Facilities, the use of the proceeds thereof, the Acquisition or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each indemnified person upon demand for any reasonable legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they have resulted from the willful misconduct or gross negligence of such indemnified person, from the breach by such indemnified person of its contractual obligations to you or from negotiated settlements of pending or threatened legal actions entered into by such indemnified person without your consent (unless such consent shall have been unreasonably withheld), and (b) to reimburse Chase, JPMorgan and each of their affiliates on demand for all reasonable out-of-pocket expenses (including due diligence expenses, syndication expenses, travel expenses and reasonable fees, charges and disbursements of counsel) incurred in connection with the syndication and preparation and negotiation of the documentation for the Facilities (including, without limitation, this Commitment Letter, the Term Sheets, the Fee Letter and the definitive financing documentation) or the administration thereof. No indemnified person shall be liable for any damages arising from the use of Information or other materials obtained through electronic, telecommunications or other information transmission systems by persons not authorized to receive such Information or other materials (except to the extent resulting from the willful misconduct or gross negligence of such indemnified person or its officers, directors, employees, advisors and agents or from the breach by such indemnified person of its contractual obligations to you) or for any special, indirect, consequential or punitive damages in connection with the Facilities.

          This Commitment Letter is delivered to you on the understanding that none of this Commitment Letter, the Term Sheets, the Fee Letter or any of their terms or substance shall be disclosed, directly or indirectly, to any other person, except that (a) you may disclose the foregoing (i) to your directors, officers, employees and agents who are directly involved in the consideration of this matter and who have been advised of the disclosure limitations set forth above and (ii) as may be compelled in a judicial or administrative proceeding or otherwise required by law (in which case you agree to inform us as promptly as practicable thereof in advance), and (b) after your execution and delivery of this Commitment Letter and the Fee Letter, you may disclose the this Commitment Letter and the Term Sheets and their terms and substance (but not the Fee Letter or the contents thereof) to Earthgrains, to rating agencies and in filings with the Securities and Exchange Commission and other regulatory authorities.

          Neither this Commitment Letter nor Chase's commitment hereunder shall be assignable by any party hereto without the prior written consent of the other parties (except that Chase may assign portions of its commitment pursuant to the syndication contemplated hereby or as provided in the Term Sheets), and any attempted assignment contrary to this sentence shall be void. Any and all obligations of, and services to be provided by, Chase or JPMorgan hereunder may be performed, and any and all rights of Chase or JPMorgan hereunder may be exercised, by or through their respective affiliates; provided that Chase or JPMorgan, as the case may be, shall remain liable for the performance of their respective affiliates. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by Chase, JPMorgan and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Commitment Letter. This Commitment Letter is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and indemnified persons. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York.

          You acknowledge that Chase, JPMorgan and their affiliates may be providing financing or other services to other companies that have or may in the future have interests conflicting with your own interests in the transactions contemplated hereby. Chase and JPMorgan agree on behalf of themselves and each of their affiliates that they will not use information obtained from you or from persons acting on your behalf in connection with the transactions contemplated hereby in connection with the performance by Chase or JPMorgan of services for such other companies and will not disclose or furnish any such information to such other companies or to persons or entities acting on their behalf. You acknowledge that Chase and JPMorgan have no obligation to use in connection with the transactions contemplated hereby or to furnish to you confidential information obtained by them from other companies.

          If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Fee Letter by signing in the appropriate space below and in the Fee Letter and returning to Chase the enclosed duplicate originals of this Commitment Letter and the Fee Letter not later than 5:00 p.m., New York City time, on June 29, 2001, failing which Chase's commitment and Chase's and JPMorgan's agreements hereunder will expire at such time. In the event that the execution and delivery of definitive documentation for the Facilities shall not occur on or before December 31, 2001, then this Commitment Letter, Chase's commitment hereunder and Chase's and JPMorgan's undertakings and rights contained herein shall (except as provided in the next sentence) automatically terminate unless Chase and JPMorgan shall agree to an extension. The compensation, reimbursement, indemnification and confidentiality provisions set forth above shall remain in full force and effect regardless of any termination of this Commitment Letter or the commitment and agreements of Chase and JPMorgan hereunder, but, except in the case of the compensation provisions set forth in the Fee

Letter, shall upon the execution and delivery of the definitive documentation for the Facilities, be be superceded and replaced by the corresponding provisions in such definitive documentation.

          Chase and JPMorgan are pleased to have the opportunity to assist you in connection with this important financing.

                                       Very truly yours,


                                       THE CHASE MANHATTAN BANK

                                        by   /s/ Thomas H. Kozlark
                                          -----------------------------------
                                          Name:  Thomas H. Kozlark
                                          Title: Vice President


                                       J.P. MORGAN SECURITIES INC.

                                        by   /s/ Thomas H. Kozlark
                                          -----------------------------------
                                          Name:  Thomas H. Kozlark
                                          Title: Vice President

Accepted and agreed to
as of the date first written
above:

SARA LEE CORPORATION

 by   /s/ Diana S. Ferguson
   --------------------------------
   Name:  Diana S. Ferguson
   Title: Vice President, Treasurer

CONFIDENTIAL                                                           EXHIBIT A
June 29, 2001



                             Sara Lee Corporation
                             --------------------
       $1,500,000,000 Senior Unsecured 364-Day Revolving Credit Facility
       -----------------------------------------------------------------
                   Summary of Principal Terms and Conditions
                   -----------------------------------------



Borrower:                               Sara Lee Corporation (the "Borrower").
---------

Lead Arrangers                          J.P. Morgan Securities Inc.
--------------                          ("JPMorgan") and another financial
and Bookrunners:                        institution to be determined by the
----------------                        Borrower and JPMorgan will serve as
                                        joint lead arrangers and joint
                                        bookrunners for the Facility referred
                                        to below.

Administrative Agent:                   The Chase Manhattan Bank (in such
---------------------                   capacity, the "Agent").

Other Agent Titles:                     To be determined.
-------------------

Lenders:                                A syndicate of financial institutions
--------                                arranged by JPMorgan in consultation
                                        with the Borrower (the "Lenders").

Acquisition:                            The Borrower intends to acquire all
------------                            the outstanding common stock of The
                                        Earthgrains Company ("Earthgrains")
                                        by means of a cash tender offer (the
                                        "Offer") and a subsequent merger, for
                                        an aggregate purchase price of
                                        approximately $3,000,000,000
                                        (including the assumption of certain
                                        indebtedness of Earthgrains),
                                        pursuant to an acquisition agreement
                                        to be entered into between the
                                        Borrower and Earthgrains prior to the
                                        commencement of the Offer (the
                                        "Acquisition Agreement").  Such
                                        acquisition and all related
                                        transactions are referred to herein
                                        as the "Acquisition". In connection
                                        with the foregoing, the Borrower
                                        intends to establish the Facility and
                                        the Bridge Facility referred to in
                                        Exhibit B to the Commitment Letter to
                                        which this Term Sheet is attached
                                        (the "Bridge Facility") to finance
                                        the Acquisition (or provide liquidity
                                        in connection with an issuance and
                                        sale of commercial paper to finance
                                        the Acquisition) and to pay related
                                        fees and expenses.

Facility:                               A 364-Day Competitive Advance and
---------                               Revolving Credit Facility in an
                                        aggregate principal amount of
                                        $1,500,000,000 (the "Facility").

Purpose:                                The Facility will be used to finance
--------                                the Acquisition (or provide liquidity
                                        in connection with an issuance and
                                        sale of commercial paper to finance
                                        the Acquisition), to refinance
                                        certain indebtedness of the Borrower
                                        and Earthgrains, to pay related fees
                                        and expenses and for general
                                        corporate purposes.

Borrowing Options:                      Two borrowing options will be
------------------                      available under the Facility:  (i) a
                                        competitive advance option (the
                                        "CAF") and (ii) a revolving credit
                                        option under which borrowings may be
                                        made at interest rates based on

                                        LIBOR or Chase's alternate base rate
                                        (the "Revolving Credit"). The CAF will
                                        be provided on an uncommitted
                                        competitive advance basis through an
                                        auction mechanism. The Revolving Credit
                                        will be provided on a committed basis.
                                        Under each option amounts borrowed and
                                        repaid may be reborrowed subject to
                                        availability under the Facility.

Availability:                           Under the CAF, up to the full aggregate
-------------                           amount of the remaining commitments
                                        (less any amounts outstanding under the
                                        Revolving Credit) may be borrowed,
                                        repaid and reborrowed during the life of the Facility at the discretion of the Lenders, who may elect to bid in accordance with Chase's standard CAF auction procedures. Under the Revolving
                                        Credit, up to the full aggregate amount
                                        of the remaining commitments (less any
                                        amount outstanding under the CAF) may be borrowed, repaid and reborrowed during the life of the Facility.

Final Maturity:                         The Lenders' commitments under the
---------------                         Facility will expire on the date that
                                        is 364 days after the date of
                                        execution of definitive credit
                                        documentation for the Facility (the
                                        "Closing Date").  At the Borrowers'
                                        request, if no default shall have
                                        occurred and be continuing,
                                        borrowings outstanding under the
                                        Facility at the commitment
                                        termination date will mature on the
                                        first anniversary of such date.


Interest Rates and Fees:                As set forth on Annex I hereto.
------------------------

Interest Periods:                       CAF--as per market availability:
-----------------                       ---

                                          LIBOR Auction Advances: 1, 2, 3, or 6
                                          months or other periods as agreed by
                                          the advancing Lenders

                                          Fixed Rate Auction Advances: 7-360
                                          days or other periods as agreed by the
                                          advancing Lenders

                                        Revolving Credit--at the Borrower's
                                        option:


                                           LIBOR Loans:  1, 2, 3, or 6 months

                                        Interest on LIBOR loans and advances and Fixed Rate advances will be payable on the last day of each Interest Period (and at the end of each three months, in the case of Interest Periods of longer than three months), and upon prepayment or, with respect to interest on CAF loans and advances only, as otherwise agreed by the advancing CAF Lenders. In respect of LIBOR loans and advances and Fixed Rate advances, interest will be payable in arrears on the basis of a 360-day year (calculated on the basis of actual number of days elapsed). Interest on ABR loans will be payable quar terly in arrears on the basis of a 365-day year for ABR loans when based on Chase's Prime Rate and otherwise on a 360-day year (in each case calculated on the basis of the actual number of days elapsed).


Optional Commitment Reductions          Upon at least one business day's
------------------------------          prior irrevocable written notice to
and Prepayments:                        the Agent, the Borrower may at any
----------------                        time in whole permanently terminate,
                                        or from time to time permanently reduce, the commitments under the Facility;
                                        provided that (i) any outstanding loans
                                        that would exceed the reduced
                                        commitments must be prepaid together
                                        with any related breakage costs and (ii) no such termination or reduction shall be made that would reduce the aggregate available commitments of all Lenders to an amount less than the aggregate CAF advances then outstanding .

                                        Voluntary prepayments of Revolving
                                        Credit loans will be permitted in whole
                                        or in part at any time subject to a
                                        minimum aggregate amount to be
                                        determined. CAF advances will not be
                                        prepayable without the consent of the
                                        advancing Lenders. Prepayments during
                                        LIBOR Interest Periods will be subject
                                        to the payment of breakage costs. ABR
                                        Loans may be prepaid at any time without penalty.


Documentation:                          A credit agreement containing the
--------------                          provisions described herein and other
                                        customary provisions and satisfactory to the Borrower and the Lenders. The representations and warranties, covenants and events of default set forth in the credit agreement will, except to the extent provided in this Term Sheet or required to correct outdated references or to reflect the use of the proceeds of the Facilities, be substantively the same as those in the Third Amended and Restated Sara Lee
                                        Corporation Five Year Credit Agreement
                                        dated as of October 13, 2000 (the
                                        "Existing Credit Agreement").

Representations and Warranties:         Substantively the same as in the
-------------------------------         Existing Credit Agreement, including
                                        organization, corporate power and
                                        authority, absence of conflicts,
                                        enforceability, financial statements,
                                        absence of material adverse change since date of last audited financial statements, litigation and contingent liabilities, liens, subsidiaries, ERISA matters, inapplicability of Investment
                                        Company Act of 1940 and Public Utility
                                        Holding Company Act of 1935, Federal
                                        Reserve margin regulations, copyrights,
                                        patents and trademarks, and pari passu
                                        character of obligations; and accuracy
                                        of disclosure in all material respects.

Conditions Precedent to                 The availability of the Facility will
-----------------------                 be subject to closing conditions
Effectiveness of Facility:              substantively the same as those set
--------------------------              forth in the Existing Credit
                                        Agreement, including execution and
                                        delivery of satisfactory definitive
                                        financing documentation with respect
                                        to the Facility, accuracy of
                                        representations and warranties in all
                                        material respects,
                                        absence of defaults, delivery of
                                        evidence of authority, officers'
                                        certificates and legal opinions, and
                                        payment of fees due to Lenders and
                                        reasonable expenses; as well as to the
                                        conditions set forth below:

                                        The Borrower shall have delivered the
                                        latest available audited financial
                                        statements for each of the Borrower and
                                        Earthgrains (in each case as filed with
                                        its most recent Form 10-K Report or
                                        equivalent report to Canadian securities regulatory authorities) and such pro forma financial information as shall have been reasonably requested by the Agent.

                                        The Offer shall have been completed in
                                        accordance with applicable law and the
                                        terms of the Acquisition Agreement (in
                                        the form heretofore delivered to the
                                        Agent), without any modification or
                                        waiver of the terms thereof that could
                                        materially and adversely affect the
                                        rights or interests of the Lenders, and
                                        the Borrower shall have acquired a
                                        sufficient percentage of the outstanding common shares of Earthgrains to permit the Borrower to acquire the remaining shares through a subsequent merger.

                                        After giving effect to the completion of the Offer and the other transactions contemplated in connection with the Acquisition, the assets and liabilities of the Borrower and Earthgrains shall be consistent in all material respects with the pro forma financial information heretofore delivered to the Agent. The Borrower's existing 364-day credit facility will have been terminated and all amounts outstanding thereunder repaid.

                                        All requisite governmental authorities
                                        and third parties shall have approved or consented to the Acquisition to the extent such approvals or consents are required under applicable laws or agreements or otherwise, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose materially burdensome conditions on the Acquisition or the other transactions contemplated hereby.

                                        Any amendment, waiver or other
                                        modification required in connection with the Acquisition, the Facility or the transactions contemplated hereby of any agreement governing indebtedness of the Borrower or Earthgrains that will remain outstanding after the Acquisition shall have become effective and shall be reasonably satisfactory in all material respects to the Agent.

                                        The definitive credit documentation for
                                        the Bridge Facility shall have been
                                        executed and delivered and shall have
                                        become effective.

Conditions to Each Borrowing:           Accuracy in all material respects of
-----------------------------           all representations and warranties and
                                        the absence of any default or event of
                                        default at the time of, or after giving
                                        effect to, such borrowing (with
                                        exceptions comparable to those in the
                                        Existing Credit Agreement).

Covenants:                              Substantively the same as those in
----------                              the Existing Credit Agreement, including
                                        delivery of financial statements and
                                        other information, maintenance of books
                                        and records and inspections, insurance,
                                        payment of taxes and other obligations,
                                        limitation on liens, guarantees,
                                        mergers, consolidations and sales of
                                        assets, employee benefit plans, use of
                                        proceeds, and other agreements.

Financial Covenant:                     An interest coverage requirement
-------------------                     substantively the same as that in the
                                        Existing Credit Agreement.

Events of Default:                      Substantively the same as those in
------------------                      the Existing Credit Agreement:

                                        1. nonpayment of principal,
                                           interest, fees or other amounts

                                        2. material inaccuracy of
                                           representations and warranties

                                        3. violation of covenants

                                        4. cross default

                                        5. bankruptcy events

                                        6. certain ERISA events

                                        7. judgments

                                        8. change of control

Voting Rights:                          Amendments and waivers of the credit
--------------                          agreements will require the approval of
                                        Lenders holding not less than a majority of the aggregate amount of the loans and unused commitments; provided that the consent of all affected Lenders will be required with respect to (i) reductions in the unpaid principal amount or extensions of the scheduled date for the payment of principal of any Loan, (ii) reductions in interest rates or fees or extensions of the dates for payment thereof, and (iii) increases in the amounts or extensions of the expiry date of the Lenders' commitments, and the consent of 100% of the Lenders will be required with respect to (i) modifications of the pro rata provisions of the credit agreements and (ii) modifications to any of the voting percentages.

Cost and Yield Protection:              Substantively the same as the
--------------------------              provisions in the Existing Credit
                                        Agreement, including but not limited to
                                        (a) protection against increased costs
                                        or loss of yield resulting from changes
                                        in reserve, tax, capital adequacy and
                                        other requirements of law and from the
                                        imposition of or changes in withholding
                                        or other taxes, subject to customary
                                        lender mitigation provisions and
                                        limitations on the period within which
                                        claims must be made, and (b)
                                        indemnification for "breakage costs"
                                        incurred in connection with the
                                        prepayment of any Eurodollar Loan on a
                                        day other than the last day of an
                                        interest period with respect thereto.


Assignments and Participations:         Lenders will be permitted to assign
-------------------------------         and sell participations in loans and
                                        commitments. Assignments will be by
                                        novation and, except in the case of
                                        assignments to another Lender or an
                                        affiliate of a Lender, will be subject
                                        to the prior consent of the Borrower
                                        (other than in the case of a bankruptcy
                                        default affecting the Borrower) and the
                                        Agent (in each case not to be
                                        unreasonably withheld). In the case of
                                        partial assignments (other than to
                                        another Lender or to an affiliate of a
                                        Lender), the minimum assignment amount
                                        will be $10,000,000 unless otherwise
                                        agreed by the Borrower and the Agent.
                                        Each assignment will be subject to the
                                        payment of a service fee of $4,000 to
                                        the Agent by the parties to such
                                        assignment. Participations will be
                                        without restriction and participants
                                        will have the same benefits as syndicate
                                        Lenders with regard to yield protection
                                        and increased costs (but will not be
                                        permitted to receive amounts greater
                                        than the transferring Lender). Voting
                                        rights of participants will be limited
                                        to matters referred to in the proviso
                                        under "Voting Rights" above.
                                        Confidentiality provisions will be
                                        substantively the same as those in the
                                        Existing Credit Agreement.


Expenses and Indemnification:           The Borrower will pay (a) all
-----------------------------           reasonable out-of-pocket expenses of
                                        JPMorgan, Chase and the Co-Arranger (and the Lenders for documentary taxes) associated with the arrangement, syndication and administration of the
                                        Facility and the preparation, execution, and delivery of the credit documentation and any amendment or waiver with respect thereto (including the reasonable fees, charges and disbursements of counsel), and (b) all reasonable out-of-pocket expenses of the Agent and the Lenders
                                        (including the reasonable fees, charges
                                        and disbursements of counsel) in
                                        connection with the enforcement of the
                                        credit documentation.

                                        JPMorgan, Chase, the Co-Arranger, the
                                        Lenders and their affiliates (and their
                                        respective officers, directors,
                                        employees, advisors and agents) will
                                        have no liability
                                        for, and will be indemnified by the
                                        Borrower and held harmless against, any
                                        loss, liability, cost or expense
                                        incurred in respect of the financing
                                        contemplated hereby or the use or the
                                        proposed use of proceeds thereof (except to the extent resulting from the gross negligence or wilful misconduct of the indemnified party or from the indemnified party's breach of its obligations under the definitive credit documentation).


Governing Law and Forum:                New York.
------------------------

Counsel for Chase and JPMorgan:         Cravath, Swaine & Moore.
-------------------------------

                                                                         ANNEX I


Facility Fees:                          Facility Fees will accrue and be payable
--------------                          to the Lenders on the aggregate amount
                                        of the Facility (whether drawn or
                                        undrawn), commencing on the Closing Date and payable in arrears at the end of each calendar quarter and upon the termination in full of the commitments and the repayment of the loans outstanding under the Facility. The
                                        Facility Fees will accrue through the
                                        maturity and repayment of the Facility
                                        at a rate to be determined prior to the
                                        Closing Date on the basis of the ratings of Moody's Investors Service, Inc. and
                                        Standard and Poor's Ratings Services
                                        initially applicable to the Borrower's
                                        senior, unsecured, non-credit enhanced
                                        long-term debt (the "Index Debt") after
                                        giving effect to the Acquisition (the
                                        "Ratings"), all as set forth in the
                                        table appearing at the end of this Annex
                                        I.

Utilization Fee:                             A Utilization Fee will accrue and
----------------                             be payable to the Lenders under the
                                             Facility on the amount of the
                                             outstanding loans thereunder for
                                             each day on which such loans exceed
                                             50% of the aggregate commitments
                                             under the Facility (including each
                                             day following the termination of
                                             the commitments). Utilization Fees
                                             will be payable in arrears at the
                                             end of each calendar quarter and
                                             upon termination of the commitments
                                             under the Facility. The rates at
                                             which the Utilization Fee accrues
                                             will depend upon the Ratings as set
                                             forth in the table appearing at the
                                             end of this Annex I.

Interest Rates:                         Interest will be payable on the loans at
---------------                         the following rates per annum:

                                        CAF
                                        ---

                                        The rates obtained from bids selected by the Borrower in accordance with Chase's standard competitive auction procedures.

                                        Revolving Credit
                                        ----------------

                                        (a)  In the case of Eurodollar loans,
                                             LIBOR plus a spread to be
                                             determined prior to the Closing
                                             Date on the basis of the Ratings,
                                             as set forth in the table appearing
                                             at the end of this Annex I.

                                        (b)  In the case of ABR loans, the
                                             Alternate Base Rate.

                                        As used herein:

                                        "Alternate Base Rate" means the higher
                                        of (i) Chase's Prime Rate, and (ii) the
                                        Federal Funds Effective Rate plus 1/2 of
                                        1% per annum.

                                        "LIBOR" means the London Interbank
                                        Offered Rate (adjusted for statutory
                                        reserve requirements) for eurodollar
                                        deposits of one, two, three or six
                                        months (as selected by the Borrower).

                              FEE AND SPREAD TABLE
                              --------------------



---------------------------------------------------------------------------------------
                                                      First                   Total
                                                      Drawn                   Drawn
                                                     Cost if                  Cost
                                                    (less than             if (greater
                                           LIBOR     or equal)                 than)
                                Facility   Spread      50%                     50%
                                   Fee     (bps       Drawn                    Drawn
                 Ratings        (bps per    per      (bps per   Utilization  (bps per
             (S&P/Moody's)/1/    annum)    annum)     annum)        Fee      annum)/2/
---------------------------------------------------------------------------------------
Category 1    A/A2 or higher         6.0      19.0       25.0          10.0        35.0
---------------------------------------------------------------------------------------
Category 2    A-/A3                  7.0      28.0       35.0          10.0        45.0
---------------------------------------------------------------------------------------
Category 3    BBB+/Baa1             10.0      35.0       45.0          10.0        55.0
---------------------------------------------------------------------------------------
Category 4    lower than            12.5      50.0       62.5          10.0        72.5
              BBB+/Baa1 or
              unrated
---------------------------------------------------------------------------------------

--------------------
     /1/In the event of split Ratings, the Facility Fees and Spreads will be based upon the higher rating unless the Ratings differ by more than one Category, in which event the Facility Fees and Spreads will be based upon the Category next above that corresponding to the lower Rating.

     /2/If the Borrower's term-out option is exercised, the drawn pricing will be increased by 10.0 basis points per annum.

CONFIDENTIAL                                                           EXHIBIT B
June 29, 2001



                              Sara Lee Corporation
                              --------------------
        $1,500,000,000 Senior Unsecured Bridge Revolving Credit Facility
        ----------------------------------------------------------------
                   Summary of Principal Terms and Conditions
                   -----------------------------------------


Borrower:                               Sara Lee Corporation.
---------

Lead Arranger                           J.P. Morgan Securities Inc.
-------------                           ("JPMorgan") will serve as sole lead
and Bookrunner:                         arranger and sole bookrunner for the
---------------                         Facility referred to below.

Administrative Agent:                   The Chase Manhattan Bank (in such
---------------------                   capacity, the "Agent").

Other Agent Titles:                     To be determined.
-------------------

Lenders:                                A syndicate of financial institutions
--------                                arranged by JPMorgan in consultation
                                        with the Borrower (the "Lenders").

Acquisition:                            The Borrower intends to acquire all
------------                            the outstanding common stock of The
                                        Earthgrains Company ("Earthgrains") by
                                        means of a cash tender offer (the
                                        "Offer") and a subsequent merger, for an aggregate purchase price of approximately $3,000,000,000 (including the assumption of certain indebtedness of Earthgrains), pursuant to an acquisition agreement to be entered into between the Borrower and Earthgrains prior to the commencement of the Offer
                                        (the "Acquisition Agreement"). Such
                                        acquisition and all related transactions are referred to herein as the "Acquisition". In connection with the foregoing, the Borrower intends to establish the Facility and the 364-Day
                                        Facility referred to in Exhibit A to the Commitment Letter to which this Term
                                        Sheet is attached (the "364-Day
                                        Facility") to finance the Acquisition
                                        (or provide liquidity in connection with an issuance and sale of commercial paper to finance the Acquisition) and to pay related fees and expenses.

Facility:                               A 364-Day Bridge Credit Facility in an
---------                               aggregate principal amount of
                                        $1,500,000,000 (the "Bridge Facility").

Purpose:                                The Facility will be used to finance the
--------                                Acquisition (or provide liquidity in
                                        connection with an issuance and sale of
                                        commercial paper to finance the
                                        Acquisition), to refinance certain
                                        indebtedness of the Borrower and
                                        Earthgrains, to pay related fees and
                                        expenses and for general corporate
                                        purposes.

Borrowing Options:                      Two borrowing options will be available
------------------                      under the Facility: (i) a competitive
                                        advance option (the "CAF") and (ii) a
                                        revolving credit option under which
                                        borrowings may be made at interest rates based on LIBOR or Chase's alternate base rate (the "Revolving

Availability:                           Credit"). The CAF will be provided on an
-------------                           uncommitted competitive advance basis
                                        through an auction mechanism. The
                                        Revolving Credit will be provided on a
                                        committed basis. Under each option
                                        amounts borrowed and repaid may be
                                        reborrowed subject to availability under the Facility.

                                        Under the CAF, up to the full aggregate
                                        amount of the remaining commitments
                                        (less any amounts outstanding under the
                                        Revolving Credit) may be borrowed,
                                        repaid and reborrowed during the life of the Facility at the discretion of the Lenders, who may elect to bid in accordance with Chase's standard CAF auction procedures. Under the Revolving Credit, up to the full aggregate amount of the remaining commitments (less any amount outstanding under the CAF) may be borrowed, repaid and reborrowed during the life of the Facility.

Final Maturity:                         The Lenders' commitments under the
---------------                         Facility will expire and the borrowings
                                        thereunder will mature on the date that
                                        is 364 days after the date of execution
                                        of definitive credit documentation for
                                        the Facility (the "Closing Date").

Interest Rates and Fees:                As set forth on Annex I hereto.
------------------------

Interest Periods:                       CAF--as per market availability:
-----------------                       ---

                                             LIBOR Auction Advances: 1, 2, 3, or
                                             6 months or other periods as agreed
                                             by the advancing Lenders

                                             Fixed Rate Auction Advances: 7-360
                                             days or other periods as agreed by
                                             the advancing Lenders

                                        Revolving Credit--at the Borrower's
                                        ----------------
                                        option:


                                             LIBOR Loans:  1, 2, 3, or 6 months

                                        Interest on LIBOR loans and advances and Fixed Rate advances will be payable on the last day of each Interest Period (and at the end of each three months, in the case of Interest Periods of longer than three months), and upon prepayment or, with respect to interest on CAF loans and advances only, as otherwise agreed by the advancing CAF Lenders. In respect of LIBOR loans and advances and Fixed Rate advances, interest will be payable in arrears on the basis of a 360-day year (calculated on the basis of actual number of days elapsed). Interest on ABR loans will be payable quar terly in arrears on the basis of a 365-day year for ABR loans when based on Chase's Prime Rate and otherwise on a 360-day year (in each case calculated on the basis of the actual number of days elapsed).


Optional Commitment Reductions          Upon at least one business day's
------------------------------          Documentation: prior irrevocable written
and Prepayments:                        notice to the Agent, the Borrower may at
----------------                        any time in whole permanently terminate,
                                        or from time to time permanently reduce, the commitments under the Facility;
                                        provided that (i) any outstanding loans
                                        that would exceed the reduced
                                        commitments must be prepaid together
                                        with any related breakage costs and (ii) no such termination or reduction shall be made that would reduce the aggregate available commitments of all Lenders to an amount less than the aggregate CAF advances then outstanding.

                                        Voluntary prepayments of Revolving
                                        Credit loans will be permitted in whole
                                        or in part at any time subject to a
                                        minimum aggregate amount to be
                                        determined. CAF advances will not be
                                        prepayable without the consent of the
                                        advancing Lenders. Prepayments during
                                        LIBOR Interest Periods will be subject
                                        to the payment of breakage costs. ABR
                                        Loans may be prepaid at any time without penalty.

Manditory Prepayments:                  The Borrower will be required to prepay
----------------------                  Revolving Credit loans and reduce the
                                        commitments under the Facility with 100% of the net proceeds of issuances and sales of indebtedness or equity securities, subject to exceptions to be agreed upon.

Documentation:                          A credit agreement containing the
--------------                          provisions described herein and other
                                        customary provisions and satisfactory to the Borrower and the Lenders. The representations and warranties, covenants and events of default set forth in the credit agreement will, except to the extent provided in this Term Sheet or required to correct outdated references or to reflect the use of the proceeds of the Facilities, be substantively the same as those in the Third Amended and Restated Sara Lee
                                        Corporation Five Year Credit Agreement
                                        dated as of October 13, 2000 (the
                                        "Existing Credit Agreement").

Representations and Warranties:         Substantively the same as in the
-------------------------------         Existing Credit Agreement, including
                                        organization and corporate power,
                                        authorization and absence of conflicts,
                                        validity and binding nature, financial
                                        statements and absence of material
                                        adverse change since date of last
                                        audited financial statements, litigation and contingent liabilities, liens, subsidiaries, ERISA, inapplicability of
                                        Investment Company Act of 1940 and
                                        Public Utility Holding Company Act of
                                        1935, Federal Reserve margin
                                        regulations, copyrights, patents and
                                        trademarks, and pari passu character of
                                        obligations; and accuracy of disclosure
                                        in all material respects.

Conditions Precedent to                 The availability of the Facility will
-----------------------                 be subject to closing conditions
Effectiveness of Facility:              substantively the same as those set
--------------------------              forth in the Existing Credit Agreement,
                                        including execution and delivery of
                                        satisfactory definitive financing
                                        documentation with respect to the
                                        Facility, accuracy of representations
                                        and warranties in all material respects, absence of defaults, delivery of evidence of authority, officers' certificates and legal opinions, and payment of fees due to Lenders and reasonable expenses; as well as to the conditions set forth below:

                                        The Borrower shall have delivered the
                                        latest available audited financial
                                        statements for each of the Borrower and
                                        Earthgrains (in each case as filed with
                                        its most recent Form 10-K Report or
                                        equivalent report to Canadian securities regulatory authorities) and such pro forma financial information as shall have been reasonably requested by the Agent.

                                        The Offer shall have been completed in
                                        accordance with applicable law and the
                                        terms of the Acquisition Agreement (in
                                        the form heretofore delivered to the
                                        Agent), without any modification or
                                        waiver of the terms thereof that could
                                        materially and adversely affect the
                                        rights or interests of the Lenders, and
                                        the Borrower shall have acquired a
                                        sufficient percentage of the outstanding common shares of Earthgrains to permit the Borrower to acquire the remaining shares through a subsequent merger.

                                        After giving effect to the completion of the Offer and the other transactions contemplated in connection with the Acquisition, the assets and liabilities of the Borrower and Earthgrains shall be consistent in all material respects with the pro forma financial information heretofore delivered to the Agent. The Borrower's existing 364-day credit facility will have been terminated and all amounts outstanding thereunder repaid.

                                        All requisite governmental authorities
                                        and third parties shall have approved or consented to the Acquisition to the extent such approvals or consents are required under applicable laws or agreements or otherwise, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose materially burdensome conditions on the Acquisition or the other transactions contemplated hereby.

                                        Any amendment, waiver or other
                                        modification required in connection with the Acquisition, the Facility or the transactions contemplated hereby of any agreement governing indebtedness of the Borrower or Earthgrains that will remain outstanding after the Acquisition shall have become effective and shall be reasonably satisfactory in all material respects to the Agent.

                                        The definitive credit documentation for
                                        the Bridge Facility shall have been
                                        executed and delivered and shall have
                                        become effective.

Conditions to Each Borrowing:           Accuracy in all material respects of all
-----------------------------           representations and warranties and the
                                        absence of any default or event of
                                        default at the time of, or after giving
                                        effect to, such borrowing (with
                                        exceptions comparable to those in the
                                        Existing Credit Agreement).

Covenants:                              Substantively the same as those in
----------                              the Existing Credit Agreement, including
                                        delivery of financial statements,
                                        certificates and other information,
                                        maintenance of books and records and
                                        inspections, insurance, taxes and
                                        liabilities, limitation on liens,
                                        guarantees, mergers, consolidations and
                                        sales of assets, employee benefit plans, use of proceeds, and other agreements.

Financial Covenant:                     An interest coverage requirement
-------------------                     substantively the same as that in the
                                        Existing Credit Agreement.

Events of Default:                      Substantively the same as those in
-------------------                     the Existing Credit Agreement:

                                        1. nonpayment of principal,
                                           interest, fees or other amounts

                                        2. material inaccuracy of
                                           representations and warranties

                                        3. violation of covenants

                                        4. cross default

                                        5. bankruptcy events

                                        6. certain ERISA events

                                        7. judgments

                                        8. change of control

Voting Rights:                          Amendments and waivers of the credit
--------------                          agreements will require the approval of
                                        Lenders holding not less than a majority of the aggregate amount of the loans and unused commitments; provided that the consent of all affected Lenders will be required with respect to (i) reductions in the unpaid principal amount or extensions of the scheduled date for the payment of principal of any Loan, (ii) reductions in interest rates or fees or extensions of the dates for payment thereof, and

                                        (iii) increases in the amounts or
                                        extensions of the expiry date of the
                                        Lenders' commitments, and the consent of 100% of the Lenders will be required with respect to (i) modifications of the pro rata provisions of the credit agreements and (ii) modifications to any of the voting percentages.


Cost and Yield Protection:              Substantively the same as the provisions
--------------------------              in the Existing Credit Agreement,
                                        including but not limited to (a)
                                        protection against increased costs or
                                        loss of yield resulting from changes in
                                        reserve, tax, capital adequacy and other requirements of law and from the imposition of or changes in withholding or other taxes, and (b) indemnification for "breakage costs" incurred in connection with the prepayment of any Eurodollar Loan on a day other than the last day of an interest period with respect thereto.

Assignments and Participations:         Lenders will be permitted to assign and
-------------------------------         sell participations in loans and
                                        commitments. Assignments will be by
                                        novation and, except in the case of
                                        assignments to another Lender or an
                                        affiliate of a Lender, will be subject
                                        to the prior consent of the Borrower
                                        (other than in the case of a bankruptcy
                                        default affecting the Borrower) and the
                                        Agent (in each case not to be
                                        unreasonably withheld). In the case of
                                        partial assignments (other than to
                                        another Lender or to an affiliate of a
                                        Lender), the minimum assignment amount
                                        will be $10,000,000 unless otherwise
                                        agreed by the Borrower and the Agent.
                                        Each assignment will be subject to the
                                        payment of a service fee of $4,000 to
                                        the Agent by the parties to such
                                        assignment. Participations will be
                                        without restriction and participants
                                        will have the same benefits as syndicate
                                        Lenders with regard to yield protection
                                        and increased costs (but will not be
                                        permitted to receive amounts greater
                                        than the transferring Lender). Voting
                                        rights of participants will be limited
                                        to matters referred to in the proviso
                                        under "Voting Rights" above.
                                        Confidentiality provisions will be
                                        substantively the same as those in the
                                        Existing Credit Agreement.

Expenses and Indemnification:           The Borrower will pay (a) all reasonable
-----------------------------           out-of-pocket expenses of JPMorgan,
                                        Chase and the Co-Arranger (and the
                                        Lenders for documentary taxes)
                                        associated with the arrangement,
                                        syndication and administration of the
                                        Facility and the preparation, execution, and delivery of the credit documentation and any amendment or waiver with respect thereto (including the reasonable fees, charges and disbursements of counsel), and (b) all reasonable out-of-pocket expenses of the Agent and the Lenders
                                        (including the reasonable fees, charges
                                        and disbursements of counsel) in
                                        connection with the enforcement of the
                                        credit documentation.

                                        JPMorgan, Chase, the Co-Arranger, the
                                        Lenders and their affiliates (and their
                                        respective officers, directors,
                                        employees, advisors and agents) will
                                        have no liability for, and will be
                                        indemnified by the Borrower and held
                                        harmless against, any loss, liability,
                                        cost or expense incurred in respect of
                                        the financing contemplated hereby or the use or the proposed use of proceeds thereof (except to the extent resulting from the gross negligence or wilful misconduct of the indemnified party or from the indemnified party's breach of its obligations under the definitive credit documentation).

Governing Law and Forum:                New York.
------------------------

Counsel for Chase and JPMorgan:         Cravath, Swain & Moore
-------------------------------

                                                                         ANNEX I



Facility Fees:                          Facility Fees will accrue and be payable
--------------                          to the Lenders on the aggregate amount
                                        of the Facility (whether drawn or
                                        undrawn), commencing on the Closing Date and payable in arrears at the end of each calendar quarter and upon the termination in full of the commitments and the repayment of the loans outstanding under the Facility. The
                                        Facility Fees will accrue through the
                                        maturity and repayment of the Facility
                                        at a rate to be determined prior to the
                                        Closing Date on the basis of the ratings of Moody's Investors Service, Inc. and
                                        Standard and Poor's Ratings Services
                                        initially applicable to the Borrower's
                                        senior, unsecured, non-credit enhanced
                                        long-term debt (the "Index Debt") after
                                        giving effect to the Acquisition (the
                                        "Ratings"), all as set forth in the
                                        table appearing at the end of this Annex
                                        I.

Utilization Fee:                              A Utilization Fee will accrue and
----------------                              be payable to the Lenders under
                                              the Facility on the amount of the
                                              outstanding loans thereunder for
                                              each day on which such loans
                                              exceed 50% of the aggregate
                                              commitments under the Facility
                                              (including each day following the
                                              termination of the commitments).
                                              Utilization Fees will be payable
                                              in arrears at the end of each
                                              calendar quarter and upon
                                              termination of the commitments
                                              under the Facility. The rates at
                                              which the Utilization Fee accrues
                                              will depend upon the Ratings as
                                              set forth in the table appearing
                                              at the end of this Annex I.

Interest Rates:                         Interest will be payable on the loans at
---------------                         the following rates per annum:

                                        CAF
                                        ---

                                        The rates obtained from bids selected by the Borrower in accordance with Chase's standard competitive auction procedures.

                                        Revolving Credit
                                        ----------------

                                        (a)  In the case of Eurodollar loans,
                                             LIBOR plus a spread to be
                                             determined prior to the Closing
                                             Date on the basis of the Ratings,
                                             as set forth in the table appearing
                                             at the end of this Annex I.

                                        (b)  In the case of ABR loans, the
                                             Alternate Base Rate.

                                        As used herein:

                                        "Alternate Base Rate" means the higher
                                        of (i) Chase's Prime Rate, and (ii) the
                                        Federal Funds Effective Rate plus 1/2 of
                                        1% per annum.

                                        "LIBOR" means the London Interbank
                                        Offered Rate (adjusted for statutory
                                        reserve requirements) for Eurodollar
                                        deposits of one, two, three or six
                                        months (as selected by the Borrower).

                             FEE AND SPREAD TABLE
                             --------------------



-----------------------------------------------------------------------------------------
                                                      First                      Total
                                                    Drawn Cost                 Drawn Cost
                                            LIBOR    if (less                 if (greater
                                Facility   Spread  than or equal)               than 50%
                                  Fee       (bps     50% Drawn                  Drawn
                  Ratings       (bps per     per      (bps per     Utilization   (bps per
              (S&P/Moody's)/3/   annum)    annum)      annum)         Fee         annum)
-----------------------------------------------------------------------------------------
Category 1    A/A2 or higher         6.0      19.0       25.0          10.0       35.0
-----------------------------------------------------------------------------------------
Category 2    A-/A3                  7.0      28.0       35.0          10.0       45.0
-----------------------------------------------------------------------------------------
Category 3    BBB+/Baa1             10.0      35.0       45.0          10.0       55.0
-----------------------------------------------------------------------------------------
Category 4    lower than            12.5      50.0       62.5          10.0       72.5
              BBB+/Baa1 or
              unrated
-----------------------------------------------------------------------------------------

----------------------
     /3/In the event of split Ratings, the Facility Fees and Spreads will be based upon the higher rating unless the Ratings differ by more than one Category, in which event the Facility Fees and Spreads will be based upon the Category next above that corresponding to the lower Rating.